                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): SEPTEMBER 20, 2000



                   INTERNATIONAL MENU SOLUTIONS CORPORATION
            (Exact name of registrant as specified in its charter)

    NEVADA                          001-15011                91-1849433
(State or other                 (Commission File         (I.R.S. Employer
jurisdiction of                      Number)               Identification
incorporation)                                                Number)


         350 CREDITSTONE ROAD
               UNIT 202
       CONCORD, ONTARIO, CANADA                                 L4K3Z2
(Address of principal executive offices)                      (Zip Code)


      Registrant's telephone number, including area code: (416) 366-6368

ITEM 5.     OTHER EVENTS.

      International Menu Solutions Corporation, a Nevada corporation ("IMSC"), entered into an Agreement and Plan of Reorganization, dated as of July 14, 2000 (as amended, the "Reorganization Agreement"), by and among IMSC, Great American Barbecue Company, a Missouri corporation ("GABC"), The Great American Barbecue Food Company, a Delaware corporation and wholly-owned subsidiary of IMSC (the "Buyer"), and certain shareholders of GABC who are signatories to the Reorganization Agreement, including PAC, Inc., a Missouri corporation ("PAC") (collectively, the "Principal Shareholders"), pursuant to which the Buyer will acquire substantially all of the assets of GABC in exchange for shares of voting common stock of IMSC and the assumption of certain liabilities of GABC, upon the terms and conditions set forth in the Reorganization Agreement (the "Transaction"). GABC markets fully cooked barbecue food products to the retail supermarket and the food service sectors.

      The Reorganization Agreement originally contemplated a closing of the Transaction on or before July 29, 2000, and, as extended by the parties, on or before August 18, 2000. Certain conditions precedent to the parties' obligations under the Reorganization Agreement were not fulfilled by that date. The parties then negotiated to arrange for additional time in which the parties could seek to satisfy the closing conditions and the completion of the transaction.

      The parties to the Reorganization Agreement entered into an Interim Operating Agreement, dated as of September 20, 2000 (the "Interim Operating Agreement"), by and among IMSC, GABC, the Buyer, the Principal Shareholders and SevenJTex, Ltd., a Texas limited partnership and subsidiary of GABC ("SevenJTex"), whereby the parties agreed to proceed on an interim basis pending fulfillment of the conditions precedent in the Reorganization Agreement. The Interim Operating Agreement also effected certain changes to the Reorganization Agreement, including the elimination of any requirement that the Transaction be treated as a tax-free reorganization for U.S. income tax purposes.

      Pursuant to the terms of the Interim Operating Agreement, the Buyer will lend $1,000,000 to SevenJTex in two separate tranches. The first tranche of $500,000 was made on September 20, 2000. The second tranche of $500,000 is scheduled to be made on October 20, 2000. On September 20, 2000, GABC and SevenJTex executed and delivered to the Buyer (a) a promissory note in the amount of $1,000,000, bearing interest at 12% per annum, due and payable on the first anniversary date of the termination of the Interim Operating Agreement and in no event later than April 30, 2002 (the "GABC Note") and (b) a security agreement granting a security interest in the inventory, accounts receivable and general intangibles of GABC and SevenJTex as security for the repayment of the GABC Note and any other amounts owed to the Buyer. The Interim Operating Agreement provides that the amount loaned to SevenJTex will be used to pay current accounts payable and other amounts owed by SevenJTex to third parties. The Interim Operating Agreement also provides that, as long as the Interim Operating Agreement is in effect, SevenJTex shall pay to the Buyer a monthly administration fee equal to up to five percent of SevenJTex's gross revenues during such month, which fee shall be advanced to SevenJTex and added to the amount owed by SevenJTex to the Buyer.

      In connection with the execution of the Interim Operating Agreement, certain secured lenders of GABC and SevenJTex entered into standstill agreements whereby such entities (a) agreed to forbear from taking any action against SevenJTex or GABC or the collateral securing any of the obligations of SevenJTex or GABC under any of the loan documents with such entities for a certain period of time and on certain conditions as set forth therein and (b) consented to the terms of the Interim Operating Agreement.

      The Interim Operating Agreement may be terminated (a) by a written instrument executed by IMSC, GABC and the Buyer, (b) by IMSC and the Buyer in the event that certain conditions to closing of the Reorganization Agreement become incapable of fulfillment through no fault of IMSC or the Buyer or in the event of any material breach of the Interim Operating Agreement or Reorganization Agreement by GABC or the Principal Shareholders, which breach has not been cured within thirty days after notice of such breach, (c) by GABC in the event of any material breach of the Interim Operating Agreement or Reorganization Agreement by the Buyer or IMSC, which breach has not been cured within thirty days after notice of such breach, (d) by Buyer upon notice to GABC of the termination of any standstill agreement between GABC and any of its lenders, or (e) upon the closing of the Reorganization Agreement.

      Concurrently with the execution of the Interim Operating Agreement, in an independently negotiated transaction, IMSC entered into a Securities Purchase Agreement, dated as of September 20, 2000, by and between IMSC and PAC (the "Securities Purchase Agreement"), whereby IMSC issued 750,000 shares of common stock of IMSC and a warrant to purchase an additional 500,000 shares of common stock of IMSC to PAC for an aggregate purchase prince of $1,500,000. In consideration of PAC entering into the transaction, IMSC agreed to pay a $225,000 transaction fee to PAC consisting of $50,000 in cash on September 20, 2000, $50,000 in cash on September 20, 2001 and $125,000 in common stock of IMSC within ten days of the end of the first calendar quarter after September 20, 2001. The Securities Purchase Agreement provides that, during the one year period between September 20, 2001 and September 20, 2002, upon the occurrence of certain events, PAC shall have the right to sell to IMSC up to 300,000 shares of the common stock of IMSC issued to PAC pursuant to the Securities Purchase Agreement at a purchase price of $2.25 per share, subject to adjustment as provided in the Securities Purchase Agreement.

      PAC, as a shareholder of GABC, would be entitled to receive shares of common stock of IMSC upon the closing of the Transaction pursuant to the terms of the Reorganization Agreement. The Securities Purchase Agreement provides that if PAC receives a fewer number of shares of IMSC common stock pursuant to the terms of the Reorganization Agreement than is currently anticipated by PAC, IMSC shall issue to PAC shares of IMSC common stock equal to the difference between the number of shares currently anticipated and the actual number of shares received. If IMSC completes the Transaction on more favorable terms, then a portion of that accretion will be payable by IMSC to PAC. In addition, the parties to the Securities Purchase Agreement agreed that, upon the closing of the Transaction, PAC shall surrender and deliver to IMSC that certain Unsecured Convertible Promissory Note, dated May 30, 2000, in the aggregate principal amount of $300,000 (the "PAC Note") in exchange for 171,430 shares of IMSC common stock.

      The Securities Purchase Agreement provides that, in the event that the Buyer or an affiliate of the Buyer does not complete the Transaction on or before May 10, 2001, IMSC shall cause the Buyer to purchase all of PAC's stock in GABC and the PAC Note for an aggregate purchase price of $1,400,000, subject to adjustment as provided in the Securities Purchase Agreement, payable in shares of IMSC common stock.

      In connection with the Securities Purchase Agreement, IMSC entered into a Registration Rights Agreement, dated as of September 20, 2000, by and between IMSC and PAC, whereby IMSC agreed to register for resale with the Securities and Exchange Commission the common stock to be issued to PAC pursuant to the Securities Purchase Agreement upon the occurrence of certain conditions.

      The foregoing descriptions of the Interim Operating Agreement, the Securities Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, which are included as Exhibits to this Current Report on Form 8-K.

ITEM 7.     EXHIBITS
  99.1      Interim Operating Agreement, dated September 20, 2000, by and among
            IMSC, GABC, the Buyer and the Principal Shareholders.

  99.2 Securities Purchase Agreement, dated September 20, 2000, by and between IMSC and PAC.

  99.3 Registration Rights Agreement, dated September 20, 2000, by and between IMSC and PAC.

  99.4      Press Release, dated October 4, 2000.


                                      * * *

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, IMSC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 4, 2000

                                          INTERNATIONAL MENU SOLUTIONS
                                          CORPORATION

                                          By _____________________________
                                             Michael A. Steele
                                             President and Chief Executive
                                             Officer

EXHIBIT INDEX

Exhibit No.                        Description
  99.1        Interim Operating Agreement, dated September 20, 2000, by and among
              IMSC, GABC, the Buyer and the Principal Shareholders.

  99.2 Securities Purchase Agreement, dated September 20, 2000, by and between IMSC and PAC.

  99.3 Registration Rights Agreement, dated September 20, 2000, by and between IMSC and PAC.

  99.4        Press Release, dated October 4, 2000.